Exhibit 99.1

Contacts:
	Investors:	Robert Jones
(212) 351-7032
robert.jones@monsterworldwide.com

	Media:	David Rosa
(212) 351-7067
david.rosa@monsterworldwide.com

Monster Worldwide Reports First Quarter 2004 Results

2004 First Quarter Financial Highlights

•                  Total Revenue Increases 11% to $187.7 Million

•                  Diluted EPS of $0.11

•                  Monster Division’s Revenue Grows 18% Annually and 16% Sequentially to $122.2 Million

•                  Monster Division’s Deferred Revenue Grows to a New High of  $161.3 Million

•                  Advertising and Communications Division Posts a Profit

New York, April 27, 2004 — Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of the leading global online careers property, Monster®, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks, today reported financial results for the first quarter ended March 31, 2004.

First Quarter Results

Total revenue for Monster Worldwide increased 11% to $187.7 million from $168.5 million in the first quarter of 2003, primarily due to the Company’s targeted sales approach, larger dedicated sales force and improved market conditions.  The Monster division recorded $122.2 million of revenue, an 18% increase over the comparable quarter a year ago, and a 16% sequential increase over the $104.9 million recorded in the previous quarter.  The Monster division’s deferred revenue was $161.3 million at March 31, 2004, a significant increase over the $113.2 million in the first quarter of 2003, and higher than the $153.2 million reported in the seasonally strong fourth quarter of 2003.

-more-

Detailed comparative results for Monster Worldwide’s various business segments as well as a reconciliation of all GAAP to non-GAAP financial information are presented in the financial tables included with this release.  Non-GAAP measures reflect adjustments made to exclude business reorganization, the spin-off of Hudson Highland Group and other special charges, and the tax benefits thereon.

Income from continuing operations was $12.6 million, or $0.11 per share in the first quarter of 2004, compared to a loss of $28.5 million, or $0.26 per share from continuing operations, and non-GAAP income from continuing operations of $10.0 million, or $0.09 per share in the first quarter of 2003.  Net income for the first quarter of 2004 was $12.4 million compared to a loss of $115.9 million in the same period in 2003.  Financial results for prior periods have been reclassified to reflect the Company’s previously announced discontinued operations.

Cash used for operating activities was $11.0 million in the first quarter of 2004 compared to $33.4 million generated in the fourth quarter of 2003 and  $7.8 million in the first quarter of 2003.  The use of cash for operating activities in the 2004 period includes $6.6 million of payments for restructuring and reorganization costs and the Company’s funding obligation to Hudson Highland Group, Inc.  The Company’s first quarter operating cash flow has historically under-performed the remainder of the year, mainly as a result of the timing of transactions in its Directional Marketing division, where payments to Yellow Page publishers in the first quarter typically outpace cash receipts.

“We are pleased with our strong first quarter performance which reflects our targeted sales approach in both field and telesales, our larger dedicated sales force, as well as increased demand for our services.  We believe this kind of performance will set the tone for the balance of the year,” said Andrew J. McKelvey, chairman and chief executive officer of Monster Worldwide.  “Our improved financial results were driven primarily by higher than anticipated revenue growth at the Monster division and an earlier than expected return to profitability in our Advertising & Communications unit.  We are encouraged by the improving trends in the employment market as reflected in our Monster Employment Index for March, as well as the continued migration of employers to the online recruiting market.  The record high deferred revenue number at the Monster division in the quarter demonstrates the underlying strength in our business.”

Balance Sheet Highlights

Cash was $155.9 million at March 31, 2004, compared to $142.3 million and $125.3 million at December 31, 2003 and March 31, 2003, respectively.  Net cash was $135.7 million at March 31, 2004, compared to $137.5 million and $118.4 million at December 31, 2003 and March 31, 2003, respectively.  During the first quarter of 2004, the Company raised $55.7 million from the sale of  2.5 million shares of its common stock, however net cash decreased from year-end mainly as a result of the Company’s initial cash payment of $24 million to acquire Military Advantage, Inc. and a $15 million non-cash increase in debt for deferred purchase price related to the acquisition.

Recent Developments

•                  jobpilot Acquisition

Monster Worldwide most recently announced the acquisition of jobpilot (www.jobpilot.com), one of the most successful online careers portals serving Europe, from Adecco S.A.  The acquisition makes Monster the leading online careers property in the European market. With this acquisition, Monster further strengthens its dominant European position by expanding into several key markets in central Europe.  jobpilot generated revenues of approximately $28 million in 2003 and was profitable.

•                  Monster Employment Index Introduction

On April 1st, Monster released the first results of the Monster Employment Index, a broad and monthly analysis of American online job demand.  The Company established the Index to provide U.S. labor market watchers with a valuable snapshot of U.S. online recruiting activity.  The Index offers an extensive range of sub-indices by industry, occupation, and geographic region, including all 20 NAICS (North American Industry Classification System) industries, 23 occupational categories, all 50 states and the nine U.S. Census regions.

•                  Military Advantage Acquisition

To accelerate the Company’s growth in the interactive market and further enhance Monster’s U.S. public sector initiatives, Monster Worldwide acquired Military Advantage, Inc., which operates Military.com, the nation’s largest online military destination with over 3 million members.  Military Advantage targets the 30 million Americans with military affinity to offer career services, educational opportunities, Veterans Association benefits resources and a host of other advantages earned through military service.

•                  Monster Government Solutions

During the quarter, Monster Government Solutions (MGS) was awarded several key contracts, including ones with the prime recruitment contractor supporting the U.S. Transportation Security Administration, the U.S. Coast Guard Office of Civilian Human Resources, and the General Services Administration (GSA).  The division already counts more than 90 government agencies as customers, including the U.S. Department of Health and Human Services, several agencies within U.S. Department of Agriculture, U.S. Department of the Treasury, U.S. Department of Transportation (except FAA) and several key agencies within the Department of Homeland Security.

•                  U.S. Office of Personnel Management (OPM)

Monster Government Solutions has helped OPM make great strides with the federal government’s USAJOBS one-stop recruitment Web site since its launch in August 2003.  More than 52 million people have visited the site since then (a record 7.6 million people visited in March 2004) and more than 419,000 new resumes have been created.  In addition, the site’s customer satisfaction level has reached an all-time high.  USAJOBS scored 73 out of 100 on the University of Michigan’s recent American Consumer Satisfaction Index for the first quarter 2004, five points higher than the previous quarter and competitive with numerous commercial sites of comparable size and scope.

•                  New York City Host Committee Volunteer Drive

Monster Worldwide will serve as the primary recruiter for the more than 8,000 volunteers needed at the 2004 Republican National Convention in New York City from August 30th through September 2nd.  The Company will help identify and recruit volunteers utilizing all of its resources and Web-hiring technologies, including that of its QuickHire subsidiary, serving federal, state and local governments.  In addition, Monster is sponsoring a Web site (http://nyc2004.monster.com) that will serve as an online community for the volunteers, keeping them informed and connected throughout both the pre-Convention process and the sixteen-day Convention deployment.

•                  New Monster Employer Products

Monster recently introduced Monster Hiring Solutions, a comprehensive suite of tools that allows employers to target and source quality candidates with greater efficiency and accuracy.  Two core products, SmartFind Resume Search and TargetReach Job Postings, feature superior matching technology that increase productivity, save time and money, and improve the overall hiring cycle for employers.  SmartFind enables employers to tap into Monster’s extensive resume database and quickly pinpoint the ideal candidate.  TargetReach takes advantage of Monster’s industry-leading quality traffic, allowing employers to gain greater visibility, maintain a steady presence in the employment market, and attract job seekers whose resumes may not be searchable.

Outlook

Based on the early benefits of the marketing and sales force investments initiated in the first quarter of 2004 and improving business conditions, the solid momentum experienced in Q1’04 is expected to continue in this year’s second quarter.  Monster Worldwide anticipates overall revenues and the Monster division’s revenues to increase sequentially and year over year.

In the second quarter of 2004, Monster Worldwide will continue to invest in key areas, including marketing and sales force expansion, to build on its industry leading position.  As a result, the Company anticipates fully diluted earnings per share of at least $0.12, representing over 30% growth from last year’s comparable earnings per share of $0.09.

Conference Call Information

First quarter 2004 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 28, 2004 at 10:00am EDT.  To join the conference call, please dial in on 1-888-882-0087 at 9:50 AM EDT. For those outside the United States, please call in on 1-212-346-7470.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.  Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks. TMP Worldwide is also a provider of direct marketing services. Headquartered in New York with approximately 4,600 employees in 20 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Celebrating its 10-year anniversary, Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 22 local language and content sites in 20 countries worldwide. Monster is the official online career management services sponsor of the 2004 U.S. Olympic Team. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Financial Information Tables

On March 31, 2003, Monster Worldwide completed the spin-off of its eResourcing and Executive Search business units as a publicly traded company known as Hudson Highland Group, Inc. (NASDAQ: HHGP), and in August 2003, the Company’s Monster division terminated its joint venture arrangement in Australia and New Zealand.  As a result, the financial information tables following this release present the results of Hudson Highland Group, Inc. and the disposition of the terminated joint venture as discontinued operations for all periods presented.  Monster Worldwide’s 2003 financial results from continuing operations reflect the remaining results of the Company’s Monster, Advertising & Communications, and Directional Marketing business segments.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as non- GAAP operating income, non-GAAP earnings per share, adjusted EBITDA, net cash and free cash flow provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

Non-GAAP operating income, income from continuing operations and related per share information exclude  business reorganization, spin-off and other special charges and any tax benefits thereon.  Non-GAAP operating income is a measure used by the Company in reviewing business trends and the financial results of its reportable segments.  These measures are also the primary basis upon which the Company prepares its budgets and forecasts.

Adjusted EBITDA is one of the measures that determines the Company’s ability to borrow under its $100 million credit facility.  If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount.  EBITDA and adjusted EBITDA are non-GAAP measures and should not be considered in isolation, or as a substitute for, operating income, cash flows from operating activities or as a measure of the Company’s profitability or liquidity.  EBITDA and adjusted EBITDA reflected herein may not be comparable with similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities or operating activities of continuing operations, less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents after subtracting total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
OPERATING SEGMENT DATA
(in thousands)
(unaudited)

		Advertising &	Directional
Three months ended March 31, 2004	Monster	Communications	Marketing	Total

Revenue	$122,162	$41,572	$23,999	$187,733

Operating income (loss)	$18,720	$349	$721	$19,790

Operating margin	15.3%	0.8%	3.0%	10.5%
% Interactive revenue	100.0%	25.8%	18.6%	73.2%

Three months ended March 31, 2003	Monster*	Advertising & Communications	Directional Marketing	Total

Revenue	$103,468	$36,573	$28,497	$168,538
Operating loss	(8,374)	(19,109)	(3,742)	(31,225)
Add back:
Business reorganization, spin-off and other special charges	28,050	12,315	7,509	47,874
Non-GAAP operating income (loss)	$19,676	$(6,794)	$3,767	$16,649

Non-GAAP operating margin	19.0%	-18.6%	13.2%	9.9%
% Interactive revenue	100.0%	26.9%	17.9%	70.3%

*2003 results have been reclassified to reflect a current year change in the composition of the Company's operating segments. The Company's Advertising & Communications division now manages certain business components that were previously reported by Monster

MONSTER WORLDWIDE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and per share amounts)

(unaudited)

SUPPLEMENTAL STATEMENT OF OPERATIONS INFORMATION:

	Q1 2004	Q1 2003*	Inc./(Dec.)	% Change

Revenue:
Monster	$122,162	$103,468	$18,694	18.1%
Advertising & Communications	41,572	36,573	4,999	13.7%
Directional Marketing	23,999	28,497	(4,498)	-15.8%
Total	$187,733	$168,538	$19,195	11.4%

Operating income (loss):
Monster	$18,720	$(8,374)	$27,094	323.5%
Advertising & Communications	349	(19,109)	19,458	101.8%
Directional Marketing	721	(3,742)	4,463	119.3%
Total	$19,790	$(31,225)	$51,015	163.4%

2004 operating income versus	Q1 2004	Q1 2003*
2003 Non-GAAP operating income (loss):
Monster	18,720	$19,676	$(956)	-4.9%
Advertising & Communications	349	(6,794)	7,143	105.1%
Directional Marketing	721	3,767	(3,046)	-80.9%
Total	19,790	$16,649	$3,141	18.9%

Operating margin:
Monster	15.3%	-8.1%
Advertising & Communications	0.8%	-52.2%
Directional Marketing	3.0%	-13.1%
Total	10.5%	-18.5%

2004 operating margin vs. 2003 Non-GAAP operating margin:
Monster	15.3%	19.0%
Advertising & Communications	0.8%	-18.6%
Directional Marketing	3.0%	13.2%
Total	10.5%	9.9%

	Q1 2004	Q1 2003*	Inc./(Dec.)	% Change

Income (loss) from continuing operations	$12,619	$(28,522)	$41,141	144.2%
Non-GAAP income from continuing operations	N/A	10,003	N/A	N/A
Net income (loss)	12,405	(115,866)	128,271	110.7%
Diluted income (loss) per share from continuing operations	0.11	(0.26)	0.37	142.3%
Non-GAAP diluted earnings per share from continuing operations	N/A	0.09	N/A	N/A
Diluted net income (loss) per share	0.11	(1.04)	1.15	110.6%
EBITDA	27,308	(111,957)	139,265	124.4%
Adjusted EBITDA	27,522	23,261	4,261	18.3%

SUMMARY BALANCE SHEET INFORMATION:

	3/31/2004	12/31/2003	Inc./(Dec).	% Change
Net cash:
Cash and cash equivalents	$155,888	$142,255	$13,633	9.6%
Debt	20,157	4,710	15,447	328.0%
Net cash	$135,731	$137,545	$(1,814)	-1.3%

Deferred revenue:
Monster	$161,315	$153,154	$8,161	5.3%
Other	19,256	23,970	(4,714)	-19.7%
Total deferred revenue	$180,571	$177,124	$3,447	1.9%

	3/31/2004	12/31/2003	Inc./(Dec).	% Change
Net cash:
Cash and cash equivalents	$155,888	$125,335	$30,553	24.4%
Debt	20,157	6,971	13,186	189.2%
Net cash	$135,731	$118,364	$17,367	14.7%

Deferred revenue:
Monster	$161,315	$113,206	$48,109	42.5%
Other	19,256	36,819	(17,563)	-47.7%
Total deferred revenue	$180,571	$150,025	$30,546	20.4%

Free Cash Flow:	Q1 2004	Q4 2003	Q1 2003

Cash provided by (used for) operating activities	$(11,023)	$33,379	$(13,245)
Add back: Cash used for discontinued operations	—	—	21,015
Cash flow provided by (used for) operating activities of continuing operations	(11,023)	33,379	7,770

Less: Capital expenditures	(7,843)	(7,285)	(4,359)
Free cash flow and free cash flow from continuing operations	$(18,866)	$26,094	$3,411

SUMMARY CASH FLOW INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004:

Cash at December 31, 2003	$142,255

Cash payments for integration, business reorganization costs and payments to HH Group, Inc.	(6,636)
Cash used for all other operating activities	(4,387)
Cash used for operating activities	(11,023)

Cash paid for capital expenditures	(7,843)
Cash paid in connection with purchase transactions and intangible assets, net	(25,931)
Cash used in investing activities	(33,774)

Net payments on debt	(184)
Net proceeds from issuance of common stock	55,673
Cash received from exercise of employee stock options	2,714
Cash provided by financing activities	58,203

Effects of exchange rates	227

Cash at March 31, 2004	$155,888

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(in thousands, except per share amounts)

(unaudited)

	2004	2003*
Revenue:
Monster	$122,162	$103,468
Advertising & Communications	41,572	36,573
Directional Marketing	23,999	28,497
Total revenue	187,733	168,538

Operating expenses:
Salaries and related	87,012	75,065
Office and general	41,183	42,623
Marketing and promotion	38,985	33,588
Business reorganization and other special charges	—	47,874
Amortization of intangibles	763	613
Total operating expenses	167,943	199,763

Operating income (loss)	19,790	(31,225)

Interest and other, net	(365)	(855)

Income (loss) from continuing operations before income taxes	19,425	(32,080)

Income taxes	6,806	(3,558)

Income (loss) from continuing operations	12,619	(28,522)

Loss from discontinued operations, net of tax	(214)	(87,344)

Net income (loss)	$12,405	$(115,866)

Basic earnings (loss) per share:

Income (loss) per share from continuing operations	$0.11	$(0.26)
Loss per share from discontinued operations, net of tax	—	(0.78)
Basic earnings (loss) per share	$0.11	$(1.04)

Diluted earnings (loss) per share:

Income (loss) per share from continuing operations	$0.11	$(0.26)
Loss per share from discontinued operations, net of tax	—	(0.78)
Diluted earnings (loss) per share	$0.11	$(1.04)

Weighted average shares outstanding:

Basic	115,533	111,455

Diluted	118,030	111,455

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31,

(in thousands, except per share amounts)

(unaudited)

	2004		2003*

Reconciliation of income (loss) from continuing operations to non-GAAP income from continuing operations:

Income (loss) from continuing operations	$12,619		$(28,522)
Business reorganization, spin off and other special charges	—		47,874
Tax benefit on business reorganization, spin-off and other special charges	—		(9,349)

Non-GAAP income from continuing operations	N/A	**	$10,003

Non-GAAP diluted income from continuing operations per share:

Income (loss) per share from continuing operations	0.11		(0.25)
Merger, integration, business reorganization, spin off and other special charges per share	—		0.43
Tax benefit per share on merger, integration, business reorganization, spin-off and other special charges	—		(0.09)

Non-GAAP diluted income from continuing operations per share	N/A	**	$0.09

Weighted average diluted shares outstanding used in calculating Non-GAAP income from continuing operations per share	118,030		111,952

Adjusted EBITDA:

Net income (loss)	$12,405		$(115,866)
Interest (income) expense, net	(17)		74
Income taxes	6,806		(3,558)
Depreciation and amortization	8,114		7,393

EBITDA	27,308		(111,957)

Add back:
Loss from discontinued operations, net of tax	214		87,344
Business reorganization, spin-off and other special charges	—		47,874

Adjusted EBITDA	$27,522		$23,261

** Not applicable

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003	September 30, 2003
Assets:

Cash and cash equivalents	$155,888	$142,255	$118,115
Accounts receivable, net	355,993	349,401	343,900
Property and equipment, net	86,753	86,022	87,420
Intangibles, net	480,812	448,022	423,279
Other assets	93,973	96,579	85,653
Total Assets	$1,173,419	$1,122,279	$1,058,367

Liabilities and Stockholders’ Equity:

Accounts payable and accrued expenses	$385,956	$419,489	$425,868
Accrued integration and restructuring	6,211	6,688	7,373
Accrued business reorganization and spin-off costs	29,962	33,958	39,322
Deferred revenue	180,571	177,124	144,024
Other liabilities	14,268	12,118	6,591
Debt	20,157	4,710	6,305
Total Liabilities	637,125	654,087	629,483

Stockholders’ Equity	536,294	468,192	428,884

Total Liabilities and Stockholders’ Equity	$1,173,419	$1,122,279	$1,058,367